Exhibit 3.2

As Adopted April 24, 2002

BY-LAWS

of

HOUGHTON MIFFLIN COMPANY

Article I —Stockholders

                1.             Annual Meeting.  The annual meeting of stockholders shall be held each year at the place, date and time determined by the Board of Directors, provided that the date of the meeting is within six months after the end of the fiscal year of the Corporation.  The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-laws, may be specified by the Board of Directors or the President.  If no date for the annual meeting is established or said meeting is not held on the established date as provided above, a special meeting in lieu thereof may be held, or there may be action by written consent of the stockholders on matters to be voted on at the annual meeting, and such special meeting or written consent shall have for the purposes of these By-laws or otherwise all the force and effect of an annual meeting.

                2.             Special Meetings.  Special meetings of stockholders may be called by the President or by the Board of Directors.  Special meetings shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold at least one tenth part in interest of the capital stock entitled to vote at such meeting.  The call for the meeting may be oral or written and shall state the place, date, hour and purposes of the meeting.

                3.             Notice of Meetings.  A written notice of the place, date and time of all meetings of stockholders stating the purposes of the meeting shall be given by the Clerk or an Assistant Clerk (or other person authorized by these By-laws or by law) at least seven (7) days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, under the Articles of Organization or under these By-laws, is entitled to such notice, by leaving such notice with him or at his or her residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his or her address as it appears in the records of the Corporation.  A written waiver of notice, executed before or after a meeting by such stockholder or his or her attorney thereunto authorized and filed with the records of the meeting shall be deemed equivalent to notice of the meeting.

                4.             Quorum.  The holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum, but if a quorum is not present, a lesser number may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice.

                5.             Voting and Proxies.  Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the Corporation and a proportionate vote for a fractional share, unless otherwise provided by law or by the Articles of Organization.  Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein, unless the proxy is coupled with an interest and provides otherwise.  Proxies shall be filed with the Clerk of the meeting, or of any adjournment thereof.  Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting.  A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them.  A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

                6.             Action at Meeting.  When a quorum is present, any matter before the meeting shall be decided by vote of the holders of a majority of the shares of stock voting on such matter, except where a larger vote is required by law, by the Articles of Organization or by these By-laws.  Any election by stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Articles of Organization or by these By-laws.  No ballot shall be required for any election unless requested by a stockholder entitled to vote in the election.  The Corporation shall not directly or indirectly vote any share of its own stock.

                7.             Presiding Officer.  Meetings of stockholders shall be presided over by the Chairman of the Board, if one is elected, or in his or her absence, the Vice Chairman of the Board, if one is elected, or if neither is elected or in their absence, the President.  The Board of Directors shall have the authority to appoint a temporary presiding officer to serve at any meeting of the stockholders if the Chairman of the Board, the Vice Chairman of the Board and the President are unable to do so for any reason.

                8.             Action without Meeting.  Any action to be taken at any annual or special meeting of stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders.  Such consents shall be treated for all purposes as a vote at a meeting.

Article II —Directors

                1.             Powers.  The business of the Corporation shall be managed by or under the direction of a Board of Directors who may exercise all the powers of the Corporation except as otherwise provided by law, by the Articles of Organization or by these By-laws.  In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

                2.             Election and Qualification.  The stockholders at each annual meeting shall fix the number of Directors (which shall be not less than three or less than the number of stockholders, if less than three) and elect the number of Directors so fixed.  Directors need not be stockholders.

                3.             Vacancies; Reduction of Board.  Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from the enlargement of the Board of Directors, may be filled by the stockholders or by the Board of Directors.  In lieu of filling any such vacancy the stockholders or the Board of Directors may reduce the number of Directors, but not to a number less than three or less than the number of stockholders, if less than three.

                4.             Enlargement of the Board.  The Board of Directors may be enlarged by the stockholders at any meeting or by vote of a majority of the Directors then in office.

                5.             Tenure.  Except as otherwise provided by law, by the Articles of Organization or by these By-laws, Directors shall hold office until the next annual meeting of stockholders and until their successors are chosen and qualified or until their earlier resignation or removal.  Any Director may resign at any time upon notice given in writing or by electronic transmission to the Corporation.  Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

                6.             Removal.  A Director may be removed from office (a) with or without cause by vote of the holders of a majority of the shares of stock entitled to vote in the election of Directors, or (b) for cause by vote of a majority of the Directors then in office.  A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

                7.             Meetings.  Regular meetings of the Board of Directors may be held without notice at such time, date and place as the Board of Directors may from time to time determine.  A regular meeting of the Board of Directors may be held without notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders.

                Special meetings of the Board of Directors may be called, orally or in writing, by the President, Treasurer or two or more Directors, designating the time, date and place thereof.

                8.             Notice of Meetings.  Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each Director by the Clerk, or Assistant Clerk, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting.  Notice shall be given to each Director in person, by telephone, or by facsimile, electronic mail or other form of electronic communications, sent to such Director’s business or home address at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to such Director’s business or home address at least forty-eight (48) hours in advance of the meeting.  Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him.  A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

                9.             Quorum.  At any meeting of the Board of Directors, a majority of the Directors then in office shall constitute a quorum.  Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice.

                10.           Action at Meeting.  At any meeting of the Board of Directors at which a quorum is present, a majority of the Directors present may take any action on behalf of the Board of Directors, unless a larger number is required by law, by the Articles of Organization or by these By-laws.

                11.           Action by Consent.  Any action to be taken at any meeting of the Board of Directors may be taken without a meeting if all the Directors consent to the action in writing and the written consents are filed with the records of the meetings of the Board of Directors.  Such consents shall be treated for all purposes as a vote at a meeting of the Board of Directors.

                12.           Committees.  The Board of Directors, by vote of a majority of the Directors then in office, may elect from its number an Executive Committee, or other committees and may delegate thereto some or all of its powers except those which by law, by the Articles of Organization, or by these By-laws may not be delegated.  Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-laws for the Board of Directors.  All members of such committees shall hold such offices at the pleasure of the Board of Directors.  The Board of Directors may abolish any such committee at any time.  Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors.  The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

                13.           Advisory Council.  The Board of Directors, by vote of a majority of the Directors then in office, may at its discretion, appoint an Advisory Council.  All members of such Advisory Council shall serve at the pleasure of the Board of Directors.

Members of an Advisory Council need not be Directors.  The Board of Directors may abolish any such Advisory Council at any time or remove any member thereof, with or without cause, by a vote of a majority of the Directors then in office.

Article III I—Officers

                1.             Enumeration.  The officers of the Corporation shall consist of a President, a Treasurer, a Clerk, and such other officers, including, without limitation, a Chief Executive Officer and one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Clerks, as the Board of Directors may determine.  The Board of Directors may elect from among its members a Chairman of the Board and a Vice Chairman of the Board.

                2.             Election.  The President, Treasurer and Clerk shall be elected annually by the Board of Directors at their first meeting following the annual meeting of stockholders.  Other officers may be chosen by the Board of Directors at such meeting or at any other meeting.

                3.             Qualification.  No officer need be a stockholder or Director.  Any two or more offices may be held by the same person.  The Clerk shall be a resident of Massachusetts unless the Corporation has a resident agent appointed for the purpose of service of process.  Any officer may be required by the Board of Directors to give bond for the faithful performance of such officer’s duties in such amount and with such sureties as the Board of Directors may determine.

                4.             Tenure.  Except as otherwise provided by the Articles of Organization or by these By-laws, each of the officers of the Corporation shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until such officer’s successor is chosen and qualified or until such officer’s earlier resignation or removal.  Any officer may resign by delivering his or her written resignation to the Corporation, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

                5.             Removal.  The Board of Directors may remove any officer with or without cause by a vote of a majority of the Directors then in office; provided, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors.

                6.             Vacancies.  Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

                7.             Chairman of the Board and Vice Chairman.  Unless otherwise provided by the Board of Directors, the Chairman of the Board of Directors, if one is elected, shall preside, when present, at all meetings of the stockholders and the Board of Directors.

The Chairman of the Board shall have such other powers and shall perform such duties as the Board of Directors may from time to time designate.

                Unless otherwise provided by the Board of Directors, in the absence of the Chairman of the Board, the Vice Chairman of the Board, if one is elected, shall preside, when present, at all meetings of the stockholders and the Board of Directors.  The Vice Chairman of the Board shall have such other powers and shall perform such duties as the Board of Directors may from time to time designate.

                8.             Chief Executive Officer.  The Chief Executive Officer, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

                9.             President.  The President shall, subject to the direction of the Board of Directors, have general supervision and control of the Corporation’s business.  If there is no Chairman of the Board or Vice Chairman of the Board, the President shall preside, when present, at all meetings of stockholders and the Board of Directors.  The President shall have such other powers and shall perform such duties as the Board of Directors may from time to time designate.

                10.           Vice Presidents and Assistant Vice Presidents.  Any Vice President (including any Executive Vice President or Senior Vice President) and any Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

                11.           Treasurer and Assistant Treasurers.  The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account.  The Treasurer shall have custody of all funds, securities, and valuable documents of the Corporation, except as the Board of Directors may otherwise provide.  The Treasurer shall have  such other powers and shall perform such duties as the Board of Directors may from time to time designate.

                Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time designate.

                12.           Clerk and Assistant Clerks.  The Clerk shall record the proceedings of all meetings of the stockholders and the Board of Directors (including committees of the Board) in books kept for that purpose.  In the absence of the Clerk from any such meeting an Assistant Clerk, or if such person is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof.  The Clerk shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation) and shall have such other duties and powers as may be designated from time to time by the Board of Directors.

                Any Assistant Clerk shall have such powers and perform such duties as the Board of Directors may from time to time designate.

                13.           Other Powers and Duties.  Subject to these By-laws, each officer of the Corporation shall have in addition to the duties and powers specifically set forth in these By-laws, such duties and powers as are customarily incident to such officer’s office, and such duties and powers as may be designated from time to time by the Board of Directors.

Article IV —Capital Stock

                1.             Certificates of Stock.  Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors.  Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer.  Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Director, officer or employee of the Corporation.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the time of its issue.  Every certificate for shares of stock that are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.  The Corporation shall be permitted to issue fractional shares.

                2.             Transfers.  Subject to any restrictions on transfer, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

                3.             Record Holders.  Except as may be otherwise required by law, by the Articles of Organization or by these By-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-laws.

                It shall be the duty of each stockholder to notify the Corporation of his or her post office address.

                4.             Record Date.  The Board of Directors may fix in advance a time of not more than sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent.  In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date.  Without fixing such record date the Board of Directors may for any of such purposes close the transfer books for all or any part of such period.

                If no record date is fixed and the transfer books are not closed, (a) the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

                5.             Replacement of Certificates.  The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                6.             Issuance of Capital Stock.  The Board of Directors shall have the authority to issue or reserve for issue from time to time the whole or any part of the capital stock of the Corporation which may be authorized from time to time, to such persons or organizations, for such consideration, whether cash, property, services, expenses or a note or debt, and on such terms as the Board of Directors may determine, including without limitation the granting of options, warrants, or conversion or other rights to subscribe to said capital stock.  The Board of Directors may delegate some or all of its authority under this Section 6 to one or more committees of Directors.

Article V —Indemnification

                1.             Definitions.  For purposes of this Article V:

                                (a)           “Advisory Council Member” means any person who serves or has served the Corporation as a member of the Advisory Council, or any similar advisory group, appointed by the Board of Directors of the Corporation;

                                (b)           “Corporate Status” describes the status of a person who is serving or has served (i) as a Director of the Corporation, (ii) as an Officer of the Corporation, (iii) as an Advisory Council Member, (iv) Non-Officer Employee or (v) as a director, partner, trustee, officer, employee or agent of any other Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation.  For purposes of this Section 1(b), an Officer or Director of the Corporation who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation.  Notwithstanding the foregoing, “Corporate Status” shall not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent Corporation absorbed in a merger or consolidation transaction with the Corporation with respect to such person’s activities prior to said transaction, unless specifically authorized by the Board of Directors or the stockholders of the Corporation;

                                (c)           “Director” means any person who serves or has served the Corporation as a director on the Board of Directors of the Corporation;

                                (d)           “Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding;

                                (e)           “Expenses” means all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

                                (f)            “Non-Officer Employee” means any person who serves or has served as an employee or agent of the Corporation, but who is not or was not a Director or Officer;

                                (g)           “Officer” means any person who serves or has served the Corporation as an officer appointed by the Board of Directors of the Corporation;

                                (h)           “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and

                                (i)            “Subsidiary” shall mean any Corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) fifty percent (50%) or more of the voting power of the voting capital equity interests of such Corporation, partnership, limited liability company, joint venture or other entity, or (B) fifty percent (50%) or more of the outstanding voting capital stock or other voting equity interests of such Corporation, partnership, limited liability company, joint venture or other entity.

                2.             Indemnification of Directors, Officers, Advisory Council Members and Non-Officer Employees.  Subject to the operation of Section 3 of this Article V of these By-laws, each Director, Officer, Advisory Council Member and Non-Officer Employee shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Massachusetts Business Corporation Law (the “MBCL”), as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against any and all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Director, Officer, Advisory Council Member or Non-Officer Employee or on such person’s behalf in connection with any threatened, pending or completed Proceeding or any claim, issue or matter therein, which such Director, Officer, Advisory Council Member or Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such person’s Corporate Status, if such Director, Officer, Advisory Council Member or Non-Officer Employee acted in good faith and in a manner such Director, Officer, Advisory Council Member or Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The rights of indemnification provided by this Section 2 shall continue as to a Director, Officer, Advisory Council Member or Non-Officer Employee after he or she has ceased to be a Director, Officer, Advisory Council Member or Non-Officer Employee and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives.  Notwithstanding the foregoing, the Corporation shall indemnify any Director, Officer, Advisory Council Member or Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such person only if such Proceeding was authorized by the Board of Directors of the Corporation, unless such Proceeding was brought to enforce the person’s rights to indemnification or, in the case of Directors or Advisory Council Members, advancement of Expenses under these By-laws in accordance with the provisions set forth herein.

                3.             Good Faith.  Unless ordered by a court, no indemnification shall be provided pursuant to this Article V to a Director, to an Officer, to an Advisory Council Member or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful.  Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.

                4.             Advancement of Expenses to Directors and Advisory Council Members Prior to Final Disposition.

                                (a)           The Corporation shall advance all Expenses incurred by or on behalf of any Director or Advisory Council Member in connection with any Proceeding in which such Director or Advisory Council Member is involved by reason of such person’s Corporate Status within ten (10) days after the receipt by the Corporation of a written statement from such Director or Advisory Council Member requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding.  Such statement or statements shall reasonably evidence the Expenses incurred by such Director or Advisory Council Member and shall be preceded or accompanied by an undertaking by or on behalf of such Director or Advisory Council Member to repay any Expenses so advanced if it shall ultimately be determined that such person is not entitled to be indemnified against such Expenses.

                                (b)           If a claim for advancement of Expenses hereunder by a Director or Advisory Council Member is not paid in full by the Corporation within ten (10) days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director or Advisory Council Member may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director or Advisory Council Member shall also be entitled to be paid the expenses of prosecuting such claim.  The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Article V shall not be a defense to the action and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director or Advisory Council Member is not entitled to an advancement of expenses shall be on the Corporation.

                                (c)           In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Director or Advisory Council Member has not met any applicable standard for indemnification set forth in the MBCL.

                5.             Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition.

                                (a)           The Corporation may, at the discretion of the Board of Directors of the Corporation, advance any or all Expenses incurred by or on behalf of any Officer and Non-Officer Employee in connection with any Proceeding in which such is involved by reason of the Corporate Status of such Officer or Non-Officer Employee upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding.  Such statement or statements shall reasonably evidence the Expenses incurred by such Officer and Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.

                                (b)           In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Officer or Non-Officer Employee has not met any applicable standard for indemnification set forth in the MBCL.

                6.             Contractual Nature of Rights.

                                (a)           The foregoing provisions of this Article V shall be deemed to be a contract between the Corporation and each Director, Officer or Advisory Council Member entitled to the benefits hereof at any time while this Article V is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

                                (b)           If a claim for indemnification hereunder by a Director, Officer or Advisory Council Member is not paid in full by the Corporation within sixty (60) days after receipt by the Corporation of a written claim for indemnification, such person may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director, Officer or Advisory Council Member shall also be entitled to be paid the expenses of prosecuting such claim.  The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification under this Article V shall not be a defense to the action and shall not create a presumption that such indemnification is not permissible.  The burden of proving that a Director, Officer or Advisory Council Member is not entitled to indemnification shall be on the Corporation.

                                (c)           In any suit brought by a Director, Officer or Advisory Council Member to enforce a right to indemnification hereunder, it shall be a defense that such person has not met any applicable standard for indemnification set forth in the MBCL.

                7.             Non-Exclusivity of Rights.  The rights to indemnification and advancement of Expenses set forth in this Article V shall not be exclusive of any other right which any Director, Officer, Advisory Council Member or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Articles of Organization or these By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise.

                8.             Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, Advisory Council Member or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such person, or arising out of any such person’s Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the MBCL or the provisions of this Article V.

                9.             Other Indemnification.  The Corporation’s obligation, if any, to indemnify any person under this Article V as a result of such person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification from such other Corporation, partnership, joint venture, trust, employee benefit plan or enterprise.

Article VI —-Miscellaneous Provisions

                1.             Fiscal Year.  Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall be the twelve months ending December 31.

                2.             Seal.  The Board of Directors shall have power to adopt and alter the seal of the Corporation.

                3.             Execution of Instruments.  All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by the Chief Executive Officer, if one is elected, the President, any Vice President or the Treasurer, or by any other officer, employee or agent of the Corporation as the Board of Directors may authorize.

                4.             Voting of Securities.  Unless otherwise provided by the Board of Directors, the President or Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other Corporation or organization, any of whose securities are held by this Corporation.

                5.             Resident Agent.  The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.  Said resident agent shall be either an individual who is a resident of and has a business address in Massachusetts, a Corporation organized under the laws of Massachusetts, or a Corporation organized under the laws of any other state of the United States, which has qualified to do business in, and has an office in, Massachusetts.

                6.             Corporate Records.  The original, or attested copies, of the Articles of Organization, By-laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the Corporation, or at an office of its transfer agent, Clerk or resident agent, and shall be open at all reasonable times to the inspection of any stockholder for any proper purpose, but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the Corporation.

                7.             Articles of Organization.  All references in these By-laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the Corporation, as amended and in effect from time to time.

                8.             Amendments.  The power to make, amend or repeal By-laws shall be in the stockholders, provided, however, that the Directors may make, amend or repeal the By-laws (other than the provisions of Article V or of this Section 8 of Article VI) in whole or in part, except with respect to any provisions thereof which by law, the Articles of Organization or these By-laws requires action by the stockholders.  Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-laws.  Any amendment or repeal of these By-laws by the Directors and any By-law adopted by the Directors may be amended or repealed by the stockholders.